POWER OF ATTORNEY

     The undersigned officers and Trustees of The Merger Fund VL (the "Fund") hereby appoint Frederick W. Green as attorney-in-fact and agent, with the power, to execute, and to file any of the documents referred to below relating to the initial registration of the Fund as an investment company under the Investment Company Act of 1940, as amended and the registration of the Fund's securities under the Securities Act of 1933, as amended (the "Securities Act") including the Fund's Registration Statement on Form N-8A, N-1A or Form N-14, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials. Each of the undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     The undersigned officers and Trustees hereby execute this Power of Attorney as of this 16th day of April, 2003.


Name                              Title
----                              -----

/s/ Frederick W. Green          President, Chief Executive Officer and Trustee
------------------------
Frederick W. Green

/s/ Bonnie L. Smith             Treasurer and Secretary
------------------------
Bonnie L. Smith

/s/ James P. Logan              Independent Trustee
------------------------
James P. Logan III

/s/ Michael J. Downey           Independent Trustee
------------------------
Michael J. Downey